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                                                EXHIBIT  10(g)


                     SPRINT CORPORATION

                 KEY MANAGEMENT BENEFIT PLAN
                (AS AMENDED AUGUST 12, 1996)

     This Plan has been established for the benefit of certain key executives of Sprint Corporation and its subsidiaries, in order to retain their services and encourage them to continue the increasing profitability of the Company.

Section 1.  Definitions

The following terms shall have the meaning set forth below:

     (a) "Base Salary" means the highest annual salary of a Participant during the last five years immediately preceding the participant's death or retirement, as applicable. "Base Salary" shall include amounts deferred under the Sprint Retirement Savings Plan and the Sprint Executive Deferred Compensation Plan, but shall not include incentive payments, bonuses, supplemental unemployment benefits, contributions to any profit sharing or other qualified plan, reimbursements of moving expenses or other expenses, or disability payments. The Compensation Committee shall determine whether a particular item of income constitutes Base Salary if a question arises.

     (b) "Beneficiary" means the person or persons entitled under Section 5 to receive a Survivor Benefit after a Participant's death.

     (c)  "Company" means Sprint Corporation.

     (d)  "Compensation Committee" means the Organization,
Compensation and Nominating Committee of the Company's
Board of Directors.

     (e) "Key Executive" means a key employee of Company or its subsidiaries so designated by the Chief Executive Officer of the Company.

     (f) "Participant" means a present or former Key Executive on whose account a Survivor Benefit will be payable under Section 3.

     (g) "Participation Agreement" means a written agreement, together with a form of Benefit Election, in form and substance satisfactory to the Company, by which a Participant in the Plan agrees to retire from employment with the Company or subsidiary no later than the month following the date on which the Participant attains age 65.

     (h) "Plan" means this Key Management Benefit Plan as amended from time to time.

     (i) "Survivor Benefit" means a benefit payable under Section 3 of this Plan.

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Section 2.  Participation

The  Chief  Executive  Officer  of  the  Company,   with  the  approval  of  the
Compensation Committee, shall designate from time to time the Key Executives who may become Participants in this Plan.

A Key Executive shall become a Participant in the Plan only after signing a Participation Agreement. A Beneficiary shall be eligible for benefits only as hereinafter provided.

Section 3.  Survivor Benefit

     (a) If a Participant's employment with Company or subsidiary end because of his death while he is a Key Executive, his Beneficiary shall receive an annual Survivor Benefit equal to 25% of the Participant's Base Salary. This annual benefit shall be payable for a period of 10 years.

     (b) If a participant (i) remains a Key Executive until age 60, and retires or terminates employment no later than the month after the date on which the Participant attains age 65, or (ii) becomes disabled and qualifies for long-term disability benefits under the Company's Long-Term Disability Insurance Plan, or
(iii) elects to retire before age 65 and qualifies to receive early retirement benefits under the Company's pension plan, then his Beneficiary shall receive upon his death a Survivor Benefit equal to 300% of the Participant's Base Salary; provided, the Survivor Benefit for a Participant electing early retirement under (iii) above shall be reduced 10% per year of attained age prior to age 60, e.g., to 270% of Base Salary for retirement at age 59, and to 150% of Base Salary for retirement at age 55. This Survivor Benefit shall be paid in the manner provided in Section 4(b) and/or Section 4(c).

     (c) If a participant does not satisfy the conditions of Section 3(a) or 3(b), no Survivor Benefit shall be payable on his account.

Section 4.  Payment of Survivor Benefit

     (a) The Survivor Benefit under Section 3(a) shall be payable in equal annual installments, commencing on the first day of the second month following the Participant's death.

     (b) The Survivor Benefit described in Section 3(b) shall normally be paid in a lump sum. However, a Participant may elect in the Participation Agreement an installment method of payment and the period of such payments, provided that in all events the Survivor Benefit shall be payable over a period of not less than 2 years but not more than 20 years. If a Participant elects to have the Survivor Benefit pay in installments, the actuaries then servicing the Company shall determine the present value using an assumed interest rate of 6 1/2% of the payment method so elected, and the amount of the Survivor

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Benefit shall be revised accordingly, so that the value of the Survivor Benefit, determined at the time of the Participant's death, is the same as if the Beneficiary received a lump sum.

     (c) A Participant, with the consent of the Company, may elect, at least 13 months prior to retirement, to receive the Survivor Benefit described in Section 3(b) in the form of a supplemental retirement benefit. A Participant may elect in the Participation Agreement to receive, upon satisfying the requirement of clause (i) or (iii) of Section 3(b), the Survivor Benefit in the form of a supplemental retirement benefit. The Company may determine to pay a disabled Participant's Survivor Benefit in the form of a supplemental retirement benefit within 60 days of the commencement of the Participant's disability. Such determination shall be final and conclusive on all parties. The Participant may elect in the Participation Agreement to receive the supplemental retirement benefit either (i) in a lump sum, (ii) in annual installments over a period not to exceed 30 years, or (iii) in the form of a single life annuity, or (iv) in any combination of the forms set forth in Section 4(c)(i)-(iii) (to be elected as a percentage of the total benefit). The actuaries then servicing the Company shall determine the present value using an assumed interest rate of 6 1/2% of the payment method elected by the Participant, and the amount of the Survivor Benefit shall be revised accordingly, so that the value of the supplemental retirement benefit determined at the time of the Participant's retirement, is the same as if the Participant received the Survivor Benefit in a lump sum.

     (d) If a Participant fails to make the election described in Section 4(c) in the Participation Agreement, the Survivor Benefit shall be paid as provided in Section 4(b).

Section 5.  Beneficiaries

     (a) A Participant may designate one or more Beneficiaries to receive a Survivor Benefit payable under this Plan. Beneficiaries shall be designated only upon forms made available by or satisfactory to the Company, and filed by the Participant with the Company, as the Company may require.

     (b) At any time prior to his death, a Participant may change his Designation of Beneficiary by filing a substitute Designation of Beneficiary with the Company in accordance with Section 5(a) above.

     (c) In the absence of an effective Designation of Beneficiary, or if all persons so designated shall have predeceased the Participant or shall have died before the Survivor Benefit shall have been fully distributed, the balance of the Survivor Benefit shall be paid to the Participant's surviving spouse or, if none, to the Participant's issue per stirpes or, if no issue to the executor or administrator of the Participant's estate.

     (d) If a Survivor Benefit is payable to a minor or person declared incompetent or to a person incapable of handling the disposition of his property, the Company may pay such Survivor Benefit to the guardian, legal representative or person having the care and

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custody of such minor,  incompetent or person.  The Company may require proof of incompetency,  minority,  incapacity or guardianship as it may deem  appropriate
prior  to  distribution  of  the  Survivor  Benefit.   Such  distribution  shall
completely discharge the Company from all liability with respect to such benefit.

Section 6.  Unfunded Plan

     (a) Benefits to be provided under this Plan are unfunded obligations of the Company. Nothing contained in this Plan shall require the Company to segregate any monies from its general funds, to create any trust, to make any special deposits, or to purchase any policies of insurance with respect to such obligations. If the Company elects to purchase individual policies of insurance on one or more of the Participants to help finance its obligations under this Plan, such individual policies and the proceeds therefrom shall at all times remain the sole property of the Company and neither the Participants whose lives are insured nor their Beneficiaries shall have any ownership rights in such policies of insurance.

     (b) No Participant shall be required or permitted to make contributions to this Plan.

Section 7.  Plan Administration

     (a) The Company through its Compensation Committee, shall be the Plan Administrator of this Plan and shall be solely responsible for its general administration and interpretation and for carrying out the respective provisions hereof, and shall have all such powers as may be necessary to do so. The Company may from time to time establish rules for the administration of this Plan and the transaction of its business. Any action by the Company shall be final, conclusive and binding on each Participant and all persons claiming by, through or under any Participant, unless a written appeal is received by the Company within 60 days of the disputed action. The appeal will be reviewed by the Compensation Committee and the decision of the Compensation Committee shall be final, conclusive and binding on the Participant and on all persons claiming by, through or under the Participant.

     (b) The Company may employ or engage such agents, accountants, actuaries, counsel, other experts and other persons as it shall deem necessary or desirable in connection with the interpretation and administration of this Plan. The Company shall be entitled to rely upon all certificates made by an accountant or actuary selected by Company. The Company and its committees, officers, directors and employees shall not be liable for any action taken, suffered or omitted by them in good faith in reliance upon the advice or opinion of any counsel, accountant, actuary or other expert and all action so taken, suffered or omitted shall be conclusive upon each of them and upon all other persons interested in this Plan.

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     (c) The  Company  may  require  proof of the death of any  Participant  and evidence of the right of any person to receive any Survivor Benefit.

     (d) Claims under this Plan shall be filed with the Company on its prescribed forms.

     (e) The Company shall withhold from benefits paid under this Plan any taxes or other amounts required to be withheld by law.

Section 8.  Miscellaneous

     (a) No Survivor Benefit shall be subject in any manner to alienation, sale, transfer, assignment, pledge or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any Survivor Benefit, whether presently or hereafter payable, shall be void. Except as required by law, no Survivor Benefit payable under this Plan shall in any manner be subject to garnishment, attachment, execution, or other legal process, or be liable for or subject to the debts or liability of any Participant or Beneficiary.

     (b) Notwithstanding any Plan provision to the contrary, the Board of Directors of the Company shall have the right to amend, modify, suspend, or terminate this Plan at any time. No amendment, suspension or termination shall adversely affect the right of a Participant or Beneficiary to receive a benefit payable as the result of the death, termination of employment, retirement or disability of a Participant which occurred prior to the effective date of such amendment, suspension or termination.

     (c) Nothing contained in this Plan shall be construed as a contract of employment between any Participant and the Company or to suggest or create a right in any Participant to be continued in employment as a Key Executive or other employee of the Company.

     (d) The Company may impose such other lawful terms and conditions on participation in this Plan as deemed desirable.

     (e) The Plan, and any Participation Agreement related thereto, shall be governed by the laws of the State of Kansas, without regard to the principles of conflicts of law.

     (f) This Plan shall become effective as of March 1, 1985.